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                                                                   EXHIBIT 10.87

                       ASSIGNMENT OF PARTNERSHIP INTEREST


         THIS ASSIGNMENT OF PARTNERSHIP INTEREST (this "Assignment") is made and entered into as of, although not necessarily on, the 1st day of October, 2000 (the "Effective Date"), by and between Capital Senior Living Properties, Inc., a Texas corporation, (hereinafter called "Assignor") and Triad Senior Living, Inc., a Texas corporation, (hereinafter called "Assignee");

                                   WITNESSETH:

         WHEREAS, Assignee is desirous of acquiring eighteen percent (18%) of the nineteen percent (19%) limited partnership interest in Triad Senior Living I, L.P. (hereinafter the "Partnership") owned by Assignor (hereinafter the acquired amount is called the "Partnership Interest"); and

         WHEREAS, Assignor is agreeable to transfer the Partnership Interest to Assignee and thereby retain a one percent (1%) limited partnership interest in the Partnership; and

         NOW, THEREFORE, for and in consideration of Two Million Eight Hundred Forty Two Thousand One Hundred Five and No/100 Dollars ($2,842,105.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. ASSIGNMENT OF PARTNERSHIP INTEREST. Assignor hereby assigns to Assignee, and Assignee hereby accepts from Assignor, the Partnership Interest, including but not limited to all right, title and interest represented by the Partnership Interest in and to the properties (real and personal), capital, cash flow distributions, profits and losses of the Partnership. Assignor hereby represents and warrants to Assignee that it has not heretofore sold, assigned, pledged or otherwise disposed of the Partnership Interest. Assignor further represents and warrants that it has good and valid legal title to the Partnership Interest. After the Assignment, the effective Partnership Interests shall be: Triad Senior Living, Inc. - GP
                  - 1%, Lehman Brothers - LP - 80%, Capital Senior Living Properties, Inc. - LP - 1%, and Triad Senior Living, Inc. - LP
                  - 18%.

         2. EFFECTIVE DATE. From and after the Effective Date, that portion of the net profits or net losses and cash flow (including all cash flow to which Assignee may be entitled on the Effective Date) of the Partnership allocable to the Partnership Interest shall be credited, charged or distributed, as the case may be, to Assignee and not to Assignor.

         3. FUTURE COOPERATION ON SUBSEQUENT DOCUMENTS. Assignor and Assignee mutually agree to cooperate at all times from and after the date hereof with respect to the supplying of any information requested by the other regarding any of the matters described in this Assignment, and each agrees to execute such further deeds, bills of sale, assignments, amendments to the partnership agreement of the Partnership, or other such documents as may be reasonably requested and appropriate for the purpose of giving effect to, evidencing or giving notice of the transactions undertaken hereby.

         4. SUCCESSORS AND ASSIGNS. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, legal representatives, successors and assigns.

         5. SURVIVAL OF REPRESENTATIONS. The representations, warranties, covenants and agreements of the parties contained in the Assignment shall survive the consummation of the transactions contemplated hereby.

         6. MODIFICATION AND WAIVER. No supplement, modification, waiver or termination of this Assignment or any provisions hereof shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any of the provisions of


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                  this Assignment shall constitute a waiver of any other
                  provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         7. GOVERNING LAW. This Assignment is being executed and is intended to be performed in the State of Texas and shall be construed and enforced in accordance with the laws of the State of Texas.

         8. COUNTERPARTS. This Assignment may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be original and all of which shall together constitute one and the same agreement.


IN WITNESS WHEREOF, this Assignment is executed as of the day and year first above written.

                                  ASSIGNOR:

                                  CAPITAL SENIOR LIVING PROPERTIES,
                                  INC., A TEXAS CORPORATION


                                  By: /s/ LAWRENCE A. COHEN
                                     ------------------------------------------
                                     Lawrence A. Cohen, Chief Executive Officer


                                  ASSIGNEE:

                                  TRIAD SENIOR LIVING, INC., A TEXAS
                                  CORPORATION




                                  By: /s/ BLAKE N. FAIL
                                     ------------------------------------------
                                     Blake N. Fail, President







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